Exhibit 99.1

ON Semiconductor to Acquire California Micro Devices

for $4.70 per Share in an All-Cash Tender Offer

PHOENIX, Ariz. and MILPITAS, Calif. – Dec. 14, 2009 – ON Semiconductor (Nasdaq: ONNN) and California Micro Devices (Nasdaq: CAMD) today announced the signing of a definitive merger agreement pursuant to which ON Semiconductor will acquire California Micro Devices (CMD) through a cash tender offer of $4.70 per share. With net cash, cash equivalents and short-term investments of approximately $45 million at the end of November 2009, the transaction value of CMD represents an enterprise value of approximately $63 million and an equity value of approximately $108 million, based on common stock outstanding and issued. The proposed transaction and related merger agreement have been approved by each company’s board of directors.

“The acquisition of California Micro Devices will significantly strengthen our offering of application specific integrated passive (ASIP) devices to protect products in the wireless, computing and consumer electronics end-markets,” said Keith Jackson, ON Semiconductor president and CEO. “In addition, CMD’s expertise in protection solutions for the high brightness LED (HBLED) market, as well as their strengths in LC-based EMI (electromagnetic interference) filtering and low capacitance ESD (electrostatic discharge) protection, complement our existing portfolio of protection and lighting solutions. With technology and process development expertise in ESD and EMI protection, CMD is highly differentiated in the marketplace – as demonstrated by their strong relationships with leading global customers across multiple large and growing applications. Combined with ON Semiconductor’s global sales channel footprint and effective channels of distribution, we expect to be able to support a broader and deeper penetration of CMD’s overall product portfolio with market-leading customers. This should enable us to accelerate revenue growth for CMD’s products and increase market share. We also believe CMD’s products and operations will benefit from ON Semiconductor’s world-class manufacturing capabilities.”

“California Micro Devices becoming a part of ON Semiconductor represents a compelling opportunity for our customers, employees and shareholders,” said Robert Dickinson, president and CEO of CMD. “To compete successfully in today’s global marketplace, size and scale are very important so we are pleased to become part of a leading global company in the semiconductor sector. Combining our leading-edge protection technology with ON Semiconductor’s world-class operational capabilities, supply chain and global customer and channel footprint will enable CMD’s products to better penetrate the mobile, consumer, laptop and lighting end-markets.”

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On Semiconductor to Acquire California Micro Devices for $4.70 per Share in an All-Cash Tender Offer

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Transaction Details

Under the terms of the agreement, which has been approved by both boards of directors, ON Semiconductor will commence a tender offer no later than December 29, 2009, to purchase all of the outstanding shares of CMD’s common stock for $4.70 in cash. The closing of the tender offer is subject to customary conditions, including the tender of a number of shares that constitutes at least a majority of CMD’s outstanding shares of common stock on a fully diluted basis as further described in the merger agreement. The agreement also provides that the parties effect, subject to the satisfaction or waiver of customary conditions, a merger following the completion of the tender offer, which will result in all shares of CMD common stock not tendered in the tender offer being converted into the right to receive the same $4.70 per share in cash paid in the tender offer. ON Semiconductor will finance the acquisition using existing cash resources and the closing of the transaction is not contingent on the receipt of financing. The companies expect the transaction to close in the first quarter of 2010.

Upon closing, ON Semiconductor may record a one-time charge for purchased in-process research and development expenses and other deal related costs. The amount of that charge, if any, has not yet been determined.

“This acquisition is directly aligned with both our strategic and financial goals,” said Donald Colvin, ON Semiconductor executive vice president and CFO. “The transaction value represents approximately 1.6 times trailing twelve month sales plus cash. We also believe ON Semiconductor’s operational strengths will significantly benefit the revenue and margin potential of CMD. Given the significant synergies we expect to realize from this combination, we anticipate that the acquisition will be accretive to earnings per share within the first year post the transaction close. We intend to provide further details on the acquisition and our fourth quarter 2009 results on our regularly scheduled quarterly earnings conference call in February 2010.”

GCA Savvian Advisors, LLC acted as exclusive financial advisor to ON Semiconductor and is acting as the dealer manager for the Tender Offer. DLA Piper US LLP acted as legal counsel to ON Semiconductor. Pillsbury Winthrop Shaw Pittman LLP acted as legal counsel and Needham & Company LLC provided a fairness opinion to California Micro Devices.

About ON Semiconductor

With its global logistics network and broad product portfolio, ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, energy efficient, silicon solutions that enable designers to quickly and cost-effectively improve system efficiency for electronics in the computing, communications, consumer, automotive, industrial, medical and military/aerospace markets. The company’s portfolio includes power management, signal, logic, discrete and custom devices. The company operates a network of manufacturing facilities, sales offices, and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

On Semiconductor to Acquire California Micro Devices for $4.70 per Share in an All-Cash Tender Offer

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About California Micro Devices

California Micro Devices is a leading supplier of protection devices for the mobile handset, high brightness LED (HBLED), digital consumer electronics and personal computer markets. Detailed corporate and product information may be accessed at http://www.cmd.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the commencement, consummation, and benefits of the proposed transaction between ON Semiconductor Corporation (“ON”) and California Micro Devices Corporation (“California Micro Devices”) and the future financial performance of ON. These forward-looking statements are based on information available to ON and California Micro Devices as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON’s or California Micro Devices’ control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the risk that the tender offer does not commence or is unsuccessful (either because enough shares are not tendered or because other conditions are not timely satisfied) or that the follow-on merger does not close or is delayed, including the risk that the requisite stockholder and regulatory approvals may not be obtained; the possibility that expected benefits and cost savings may not materialize as expected, the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; poor economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors' actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2009, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s SEC filings, and California Micro Devices’ Quarterly Report on Form 10-Q as filed with the SEC on November 9, 2009, Current Reports on Form 8-K and other of California Micro Devices’ SEC filings. These forward-looking statements should not be relied upon as representing ON Semiconductor’s or California Micro Devices views as of any subsequent date and neither undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Securities Law Disclosure and Additional Information

The tender offer for the outstanding shares of common stock of California Micro Devices Corporation (“California Micro Devices” or “CMD”) has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, ON Semiconductor Corporation and an indirect wholly-

On Semiconductor to Acquire Micro Devices for $4.70 per Share in an All-Cash Tender Offer

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owned subsidiary of ON Semiconductor Corporation will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and California Micro Devices will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement will contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully by CMD’s stockholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to California Micro Devices’ stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov and also may be obtained by contacting investor relations at ir@calmicro.com, or by mail at California Micro Devices Corporation Investor Relations, 490 N. McCarthy Blvd., No. 100, Milpitas, CA 95051, or by telephone at 1- 408-934-3144.

CONTACTS

Anne Spitza	Ken Rizvi
Corporate Communications	M&A, Treasury & Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

Kevin Berry
Chief Financial Officer
California Micro Devices
408-934-3144
kevinb@cmd.com